                                                                    EXHIBIT 10.1


                               SERIES C PREFERRED

                                STOCK AND WARRANT

                               PURCHASE AGREEMENT

                            DATED AS OF MAY 11, 2001

                                  BY AND AMONG

                           AUTHENTIDATE HOLDING CORP.

                                       AND

                               BANCA DEL GOTTARDO

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                  ------
ARTICLE I
CERTAIN DEFINITIONS...........................................................................................     - 1 -

ARTICLE II
SALE OF SERIES C PREFERRED SHARES AND WARRANTS................................................................     - 3 -
2.1      Sale of Series C  Preferred Shares...................................................................     - 3 -
         Purchase Price.......................................................................................     - 3 -
2.3      Issuance of Warrants  ...............................................................................     - 3 -
2.4      Closing  ............................................................................................     - 3 -
2.5      Distribution  .......................................................................................     - 4 -
2.6      Expenses  ...........................................................................................     - 4 -

ARTICLE III
SALES RESTRICTIONS............................................................................................     - 4 -
3.1      Offering Restrictions................................................................................     - 4 -
3.2      Distribution Compliance Period Restrictions..........................................................     - 5 -
3.3      Legending of Series C Shares.........................................................................     - 6 -
3.4      Legending of Warrants................................................................................     - 6 -
3.5      Representations of Parties...........................................................................     - 7 -

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY................................................................................................     - 8 -
4.1      Organization.........................................................................................     - 8 -
4.2      Capitalization.......................................................................................     - 8 -
4.3      Use of Proceeds......................................................................................     - 9 -
4.4      Authorization of Transaction.........................................................................     - 9 -
4.5      Valid Issuance.......................................................................................     - 9 -
4.6      Noncontravention.....................................................................................     - 9 -
4.7      Offering.............................................................................................    - 10 -
4.8      Series A Preferred Stock.............................................................................    - 10 -

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE GOTTARDO................................................................    - 10 -
5.1      Organization.  ......................................................................................    - 10 -
5.2      Authorization of Transaction.........................................................................    - 10 -
5.3      Noncontravention.....................................................................................    - 10 -
5.4      Brokers and Finders..................................................................................    - 11 -

                                TABLE OF CONTENTS

ARTICLE VI
CONDITIONS TO OBLIGATION TO CLOSE............................................................................    - 11 -
6.1      Conditions to Gottardo's Obligation.................................................................    - 11 -
6.2      Conditions to the Company's Obligation..............................................................    - 11 -

ARTICLE VII
COVENANTS OF THE COMPANY AFTER CLOSING.......................................................................    - 12 -
7.1      Reservation of Shares...............................................................................    - 12 -

ARTICLE VIII
TERMINATION..................................................................................................    - 12 -
8.1      Termination.........................................................................................    - 12 -
8.2      Effect of Termination...............................................................................    - 12 -

ARTICLE IX
REGISTRATION RIGHTS..........................................................................................    - 12 -
9.1      Registration Rights.................................................................................    - 12 -

ARTICLE X
SERVICING OF THE SERIES C SHARES.............................................................................    - 13 -
10.1     Transfer of Funds  .................................................................................    - 13 -

ARTICLE XI
MISCELLANEOUS................................................................................................    - 13 -
11.1     Survival............................................................................................    - 13 -
11.2     Press Releases......................................................................................    - 13 -
11.3     Expenses............................................................................................    - 13 -
11.4     Entire Agreement....................................................................................    - 13 -
11.5     Parties in Interest.................................................................................    - 13 -
11.6     Amendment, Cancellation and Waiver..................................................................    - 13 -
11.7     Severability........................................................................................    - 14 -
11.8     Notices.............................................................................................    - 14 -
11.9     Captions.  .........................................................................................    - 15 -
11.10    Counterparts........................................................................................    - 15 -
11.11    Assignment  ........................................................................................    - 15 -
11.12    Governing Law.......................................................................................    - 15 -


List of Exhibits:

Exhibit "A"  -- Designation of Series C Preferred Stock
Exhibit "B"  -- Form of Series C Preferred Stock Certificate

                                TABLE OF CONTENTS

Exhibit "C"  -- Form of Warrant
Exhibit "D"  -- Certificate of Non-U.S. Beneficial Ownership
Exhibit "E"  -- Certificate of Banca del Gottardo
Exhibit "F"  -- Form of Opinion
Exhibit "G"  -- Registration Rights Agreement

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated effective the 11th day of May 2001, is made by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the "Company") and BANCA DEL GOTTARDO, a corporation formed under the laws of Switzerland, ("Gottardo").

                              W I T N E S S E T H:

         WHEREAS, the Company is a Delaware corporation engaged in the manufacture and distribution of document imaging systems, computer systems and related peripheral equipment, components, and accessories, network and internet services and Internet-based authentication services; and

         WHEREAS, subject to the terms and conditions of this Agreement, Gottardo has agreed to Purchase, and the Company has agreed to sell, 4,000 shares of Series C Preferred Stock and the Warrants (as defined below).

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided, the terms defined in this Article I have the meanings assigned to them in this
Article I and include the plural as well as the singular unless the context otherwise requires.

         AFFILIATE -- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         AGREEMENT -- This Stock Purchase Agreement and all exhibits and schedules hereto as the same may from time to time be amended or supplemented by one or more instruments executed by the parties hereto.

         CLOSING DATE -- The date and time of Closing as defined in Section 2.4.

         COMPANY-- Authentidate Holding Corp., a Delaware corporation, and, where the context requires, its successors and assigns.

         CONVERSION SHARES -- Shares of Common Stock of the Company into which the Series C Preferred Shares may, from time to time, be converted in accordance with the terms thereof.

         DIVIDEND SHARES -- Shares of Common Stock of the Company which may be paid as dividends to the holders of the Series C Preferred Shares in accordance with the terms of the Designation of Series C Preferred Stock.

         DOLLARS-- United States dollars.

         DISTRIBUTION COMPLIANCE PERIOD -- means the period that begins when distribution of the Series C Shares and Warrants is completed, as certified by the underwriter thereof, and continues for a period of one year.

         PERSON -- Any individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust or other entity.

         REGULATION S -- Regulation S, promulgated under the Securities Act of 1933, as amended.

         UNITED STATES -- The United States of America, including the States and the District of Columbia,, its territories, its possessions and other areas subject to its jurisdiction.

         U.S. PERSON -- A natural person resident in the United States; any partnership, corporation or other entity formed, organized or incorporated under the laws of the United States; any estate of which any executor or administration is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any non-discretionary account or similar account held by a dealer or other fiduciary for the benefit or account of a U.S. Person; any discretionary account or similar account held by a dealer or other fiduciary organized, incorporated or resident in the United States; and any partnership or corporation organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501 (a)) who are not natural persons, estates or trust.

         WARRANTS -- The warrants to purchase shares of the Common Stock of the Company issuable pursuant to Section 2.3 of this Agreement.

         WARRANT SHARES -- Shares of Common Stock of the Company issuable upon the exercise of the Warrants in accordance with the terms thereof.

                                   ARTICLE II
                 SALE OF SERIES C PREFERRED SHARES AND WARRANTS

         2.1 SALE OF SERIES C PREFERRED SHARES. The Company has authorized the issuance of 4,000 shares of Series C Preferred Stock (the "Series C Shares"). Prior to execution and delivery of this Agreement, the Series C Shares will be issued subject to the designation of Series C Preferred Stock (the "Designation") attached hereto as Exhibit A, which Designation sets forth all the rights, preferences and privileges of the Series C Shares.

         2.2 PURCHASE PRICE. Subject to the terms and conditions set forth herein, upon the execution hereof, the Company agrees to sell, issue and deliver to Gottardo, 4,000 Series C Shares at a purchase price (the "Purchase Price") of $1,000 per Series C Share, and Gottardo agrees to purchase the 4,000 Series C Shares for the Purchase Price on a firm commitment basis.

         2.3 ISSUANCE OF WARRANTS. The Company has authorized the issuance of Warrants to purchase such number of shares of the Common Stock of the Company as shall equal 10% of the Conversion Shares, rounded up to the nearest 1,000 shares. The Warrants shall be exercisable for a period of five years, commencing on the earlier of one year after the Closing Date or the effective date of a registration statement filed with the Securities and Exchange Commission covering the issuance and resale of the Warrant Shares. The Warrants shall be exercisable at a price equal to 85% of the closing price of the Company's Common Stock on the Closing Date, as reported on the Nasdaq National Market. The Warrants shall be in the form of Exhibit C.

         2.4 CLOSING. (a) The Closing shall occur at the offices of Goldstein & DiGioia, LLP., 369 Lexington Ave., New York, NY 10017, or at such other place as shall be agreeable to the parties, at 4:30 p.m., Eastern Time, on May 11, 2001 or such other date as be agreeable to the parties (the "Closing Date").

         (b)      At the Closing the following actions shall be taken:

                  (i) Gottardo shall deliver the total Purchase Price less the Expenses to the Company in immediately available United States funds.

                  (ii) Gottardo shall have received the opinion of Goldstein & DiGioia, LLP, counsel for the Company, in the form of Exhibit F attached hereto.

                  (iii) The Company shall deliver to Gottardo the certificate or certificates representing the Series C Shares.

                  (iv) The Company shall deliver to Gottardo the certificate or certificates representing the Warrants.

                  (v) The Company shall deliver to Gottardo a certificate from an executive officer of the Company stating that all representations and warranties in this Agreement are true and correct in all material respects.

                  (vi) The Company and Gottardo shall have delivered, or make delivery, to one another of all documents referred to in Article VI of this Agreement.

         2.5 DISTRIBUTION. Commencing no later than the Closing Date, Gottardo shall offer the Series C Shares and Warrants in a placement exclusively to its clients and other financial institutions at a price of 100% of their principal amount.

         2.6 EXPENSES. Expenses shall include the costs and fees incurred by Gottardo for its underwriting, selling efforts, commissions and out-of-pocket expenses, not to exceed an aggregate of 4% of the gross proceeds realized. The payment by the Company of the aforesaid fees and expenses will be made by deduction from the payment by Gottardo to the Company of the Proceeds, resulting in the receipt by the Company of Net Proceeds of $3,840,000. Notwithstanding the foregoing, Gottardo shall bear all costs and expenses in connection with the initial offering and placement of the Series C Shares and the Warrants incurred by it, including the printing of any documentation relating to the offering.

                                   ARTICLE III
                               SALES RESTRICTIONS

         3.1      OFFERING RESTRICTIONS.

                  (a) Neither the Series C Shares and Warrants to be issued pursuant to this Agreement nor the Conversion Shares and Warrant Shares, have been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, and may not be offered for sale or resale, sold or delivered, directly or indirectly in the United States or to, or for the account of any U.S. Person unless registered under the Securities Act or in transactions exempt from the registration requirements of the Securities Act, and in each case in compliance with the conditions for transfer set forth in such law or applicable to such exemption. In furtherance of the foregoing, Gottardo, on behalf of itself and its Affiliates, hereby agrees and represents that the offer and sale of the Series C Shares and Warrants shall be made only in an Offshore Transaction (as that term is defined in Regulation S) and that no Directed Selling Efforts (as that term is defined in Regulation S) shall be made in the United States.

                  (b) Gottardo, on behalf of itself any of its Affiliates, hereby agrees that (a) all offers and sales of the Series C Shares and Warrants, prior to the expiration of the Distribution Compliance Period shall be made in accordance with the provisions of Regulation S, as more specifically detailed in
Section 3.2 of this Agreement; (b) it shall not engage in hedging transactions with regard to the Series C Shares and Warrants prior to the termination of the Distribution Compliance Period; and (c) all offering materials and documents utilized in connection with offers and sales of the Series C Shares and Warrants shall include statements, in such places as required by Regulation S, to the effect that (i) the Series C Shares, Conversion Shares, Warrants and Warrant Shares have not been registered under the Securities Act; (ii) the Series C Shares, Conversion Shares, Warrants and Warrant Shares may not be offered or sold in the United States or to U.S. persons other than distributors unless they are registered under the Securities Act or an exemption from registration under the Securities Act is available; and (iii) hedging transactions involving such securities are not permitted, unless in compliance with the Securities Act.

         3.2 DISTRIBUTION COMPLIANCE PERIOD RESTRICTIONS. During the Distribution Compliance Period, Gottardo will not offer, sell or otherwise transfer the Series C Shares, Warrants, Conversion Shares or the Warrant Shares during the Distribution Compliance Period except (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case only upon delivery to the Company of such opinion of counsel, certificates and/or other information reasonably required by the Company to prove compliance with this covenant. Gottardo agrees and represents, on behalf of itself and its Affiliates as follows:

         (a)      it shall comply with the provisions of Section 3.1 above;

         (b) no Series C Shares or Warrants will be offered, sold or delivered to or for the account or benefit of a U.S. Person;

         (c) the Series C Shares and Warrants are being held in a discretionary account held for the benefit or account of a non-U.S. Person; or if the Series C Shares and Warrants are purchased by any third-party during the Distribution Compliance Period, such third-party shall certify that it is not a U.S. Person and is not acquiring the Series C Shares and Warrants for the account or benefit of any U.S. Person;

         (d) the purchaser of the Series C Shares and Warrants shall agree to resell such securities and the Conversion Shares and Warrant Shares only in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration and agrees not to engage in hedging transactions with regard to the Series C Shares, Conversion Shares, Warrants and Warrant Shares, unless in compliance with the Securities Act;

         (e) the Series C Shares and Warrants, and if necessary, the Conversion Shares and Warrant Shares, shall contain legends as provided in Sections 3.3 and 3.4, respectively;

         (f) where Series C Shares and Warrants are sold to a distributor, dealer or person receiving a selling concession, fee or other remuneration, a confirmation or notice is delivered to such purchaser stating that the purchaser is subject to the same restrictions applicable to Gottardo;

         (g) it shall obtain from each person exercising a Warrant, a certification that such person is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person or a written opinion of counsel to the effect that the transaction has been registered under the Securities Act or is exempt from registration thereunder; and

         (g) it shall implement procedures to ensure that Warrants are not exercised within the U.S. and that no Warrant Shares are delivered into the U.S., other than in an Offshore Transaction, as defined in Regulation S, unless registered under the Securities Act or an exemption from registration is available.

         3.3 LEGENDING OF SERIES C SHARES. The following legends will appear on the Series C Shares, and if necessary the Conversion Shares, issued pursuant to the Offer: (a) "The Series C Shares represented by this certificate and the Conversion Shares have not been registered under the United Stated Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and have been offered and sold only to persons outside the United States pursuant to an exemption from registration provided by Regulation S of the Securities Act . The holder of this certificate, during the period of time commencing on the date certified by Gottardo that the distribution of the Series C Shares is complete and expiring one year from such date, may not offer, sell, deliver or transfer, directly or indirectly, in the United States or to, or for the benefit of, any U.S. Person (as such terms are defined in Regulation S under the Securities Act) unless such action is (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case only upon delivery of the company of such opinion of counsel, certificates, and/or other information reasonably required by the company to prove compliance with this paragraph."; and (b) "The holder of this security further agrees not to engage in any hedging transactions involving these securities, unless such transactions meet the requirements of and are in compliance with the Securities Act."

         3.4 LEGENDING OF THE WARRANTS. The following legend will appear on the Warrants, and if necessary the Warrant Shares, issued pursuant to the Offer:
"This Warrant and the Warrant Shares have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and have been offered and sold only to persons outside the United States pursuant to an exemption from registration provided by Regulation S of the Securities Act. The holder of this certificate, during the period of time commencing on the date certified by Gottardo that the distribution of the Warrants is complete and expiring one year from such date, may not offer, sell, deliver or transfer, directly or indirectly, in the United States or to, or exercised by or on behalf of, any U.S. Person (as such terms are defined in Regulation S under the Securities Act) unless such action is (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act, or
(C) pursuant to another available exemption from the registration requirements of the Securities Act, and in each case only upon delivery of the company of such opinion of counsel, certificates, and/or other information reasonably required by the company to prove compliance with this paragraph. The holder of this security further agrees not to engage in any hedging transactions involving these securities, unless such transactions meet the requirements of and are in compliance with the Securities Act."

         3.5 REPRESENTATIONS AND COVENANTS BY THE PARTIES REGARDING REGULATION
S.

         (a) Gottardo hereby represents and covenants, on behalf of itself and its Affiliates:

                  (i) that it is not a U.S. person (and is not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act;

                  (ii) that neither the Company nor any person representing the Company has made any representation to it with respect to the Company or the offering or sale of any securities other than in the reports filed and publicly available with the Securities and Exchange Commission, upon which it is relying in making its investment decision with respect to the Purchased Shares;

                  (iii) that the Company and others will rely upon the truth and accuracy of the foregoing representations, warranties and agreements and agrees that, if any of the representations, warranties and agreements made by the Bank are no longer accurate, it shall promptly notify the Company;

                  (iv) it has and throughout the Distribution Compliance Period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Series C Shares or Warrants are aware that such Series C Shares or Warrants may not be offered, sold or exercised during the Distribution Compliance Period to a person who is within the United States or to a U.S. Person;

                  (v) with respect to the distribution of the Series C Shares and Warrants, it has not entered and will not enter into any contractual arrangement with other entities, except with its Affiliates or with the prior written consent of the Company;

                  (vi) with respect to each Affiliate that acquires from it Series C Shares or Warrants for the purpose of offering or selling such Series C Shares or Warrants during the Distribution Compliance Period, repeating and confirming the representations and agreements contained in this Article III on each such Affiliate's behalf; and

                  (vii) Banca del Gottardo agrees that it will comply fully with the selling restrictions set out in this Article III.

         (b) Gottardo will deliver to the Company the certificate in the form attached hereto as Exhibit E within ten business days of the commencement of the Distribution Period.

         (c) The Company represents, warrants and covenants that the Series C Shares and the Warrants have not been and shall not be offered, sold or delivered, except in accordance with Rule 903 promulgated under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act and have not and shall not, as part of any part of the initial distribution, be offered, sold or delivered, directly or indirectly, to a person in the United States or to a U.S. Person and otherwise. Neither the Company nor any authorized agent acting on its behalf will register any transfer of the Series C Shares, the Warrant, the Conversion Shares or Warrant Shares not made in compliance with Regulation S or pursuant to registration or another available exemption.

         (d) Each of the Company and Gottardo represents, warrants and covenants that (a) none of it, its Affiliates or any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined in Rule 902 promulgated under the Securities Act) in the United States and it has complied and will comply with the offering restrictions of Regulation S under the Securities Act in connection with the offer of the Series C Shares and the Warrants; (b) none of it, its affiliates or any person acting on its behalf has made or will make an offer of the Series C Shares or Warrants in circumstances that would require the registration of the Series C Shares or Warrants under the Securities Act; and (c) requests to purchase Series C Shares and/or Warrants shall be accepted only from persons who are not within the United States or who are not U.S. Persons.

         (e) Gottardo has been advised by the Company and acknowledges and confirms that it is aware (a) that a violation or breach of any of the terms and conditions of Article III of this Agreement could directly cause the Company to become subject to damages and liabilities under various United States securities and tax laws, and (b) that as a consequence, Gottardo could be held liable for such damages and liabilities, in the event Gottardo violated or breached such terms and conditions.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         As a material inducement to Gottardo's execution, delivery and performance of this Agreement, the Company represents and warrants to Gottardo that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with full corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted and to own or lease all of its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where the ownership or leasing of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company taken as a whole.

         4.2 CAPITALIZATION. The authorized capital stock of the Company consists only of 40,000,000 shares of Common Stock, of which 5,000,000 shares of Common Stock are reserved for issuance under the Company's employee stock option plan, and 5,000,000 shares of Preferred Stock. On the Closing Date, 15,175,985 shares of Common Stock and 52,100 shares of Preferred Stock, will be issued and outstanding, as follows: 100 Shares of Series A Preferred Stock; 48,000 Shares of Series B Preferred Stock and 4,000 Shares of Series C Preferred Stock. In addition, there are outstanding as of April 25, 2001, 4,157,172 shares underlying options granted pursuant to the Company's Employee Stock Option Plans; 160,000 shares underlying options granted pursuant to the Company's 1996 Non-Executive Directors Stock Option Plan; and 2,656,594 shares underlying common stock purchase warrants previously granted by the Company.

         4.3 USE OF PROCEEDS. The Company shall use the Proceeds received from the sale of the Series C Shares and Warrants to Gottardo for general corporate purposes.

         4.4 AUTHORIZATION OF TRANSACTION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, issuance, sale and delivery of the Series C Shares and the Warrant being sold hereunder and the common stock issuable upon conversion or exercise thereof has been taken or will be taken prior to the Closing, and this Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and,
(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series C Shares, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable law. The common stock issuable upon conversion of the Series C Shares and the exercise of the Warrant have been duly and validly reserved for issuance and, upon issuance in accordance with the terms thereof will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable law.

         4.6 NONCONTRAVENTION. To the actual knowledge of the Company without investigation, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject under United States law or any provision of the charter or bylaws of the Company, except where the violation would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the actual knowledge of the Company without investigation, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency of the United States in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Company taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         4.7 OFFERING. Subject in part to the truth and accuracy of Gottardo's representations set forth in this Agreement, the offer, sale and issuance of the Series C Shares and the Warrant as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

         4.8 SERIES A PREFERRED STOCK. No holder of outstanding shares of the Series A Preferred Stock shall exercise its right to elect a majority of the members of the Company's Board of Directors unless the Company is current in meeting its obligation to pay dividends to the holders of the Series C Shares and the Conversion Shares and Dividend Shares are not restricted from public distribution in the United States. This obligation shall continue in effect until such time as there are no Series C Shares outstanding.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF GOTTARDO

As a material inducement to the Company's execution, delivery and performance of this Agreement, Gottardo represents and warrants to the Company that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         5.1 ORGANIZATION OF GOTTARDO. Gottardo is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its charter.

         5.2 AUTHORIZATION OF TRANSACTION. Gottardo has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Gottardo, enforceable in accordance with its terms and conditions except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and,
(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         5.3 NONCONTRAVENTION. To the knowledge of Gottardo, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Gottardo is subject or any provision of its charter or bylaws. To the knowledge of Gottardo, Gottardo need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         5.4 BROKERS AND FINDERS. Neither Gottardo nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's or finder's fees or commissions in connection with the transactions contemplated hereby, except for Jack Ferraro.

                                   ARTICLE VI
                        CONDITIONS TO OBLIGATION TO CLOSE

         6.1 CONDITIONS TO OBLIGATION OF GOTTARDO. The obligation of Gottardo to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article IV above shall be true and correct in all material respects;

                  (b) all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and the following certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Bank:

                           (i)  the Series C Shares (in the form of Exhibit B);

                           (ii) the Warrant  (in the form of Exhibit C); and

                           (i) a legal opinion of Goldstein & DiGioia, LLP, counsel to the Company, on the laws of the United States of America, dated as of the Closing Date; and

                  (c) the Company shall have performed all obligations under this Agreement which are to be performed prior to or on the Closing Date.

         Gottardo may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and shall be deemed to have so waived all conditions if it elects to proceed with the Closing.

         6.2 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Article V above shall be true and correct in all material respects;

                  (b) all actions to be taken by Gottardo in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company; and

                  (c) Gottardo shall have performed all obligations under this Agreement which are to be performed prior to the Closing Date.

         The Company may waive any condition specified in this Section 5(B) if they execute a writing so stating at or prior to the Closing and shall be deemed to have so waived all conditions if it elects to proceed with the Closing.

                                   ARTICLE VII
                     COVENANTS OF THE COMPANY AFTER CLOSING

         7.1 RESERVATION OF SHARES. The Company shall at all times have authorized and reserved, for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of Conversion Shares underlying the then outstanding Series C Shares and the issuance of Warrant Shares underlying the then outstanding Warrants.

                                  ARTICLE VIII
                                   TERMINATION

         8.1      TERMINATION.   The Parties may terminate this Agreement:

                  (a)   by mutual written consent at any time;

                  (b) unilaterally, upon the material breach of this Agreement by the other party; and

                  (c) automatically, if the transaction contemplated herein are not consummated by June 4, 2001.

         8.2 EFFECT OF TERMINATION. Upon any such termination of this Agreement pursuant to Section 8.1, the parties hereto shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

                                   ARTICLE IX
                               REGISTRATION RIGHTS

         9.1 On or before six months from the Closing Date, the Company will use its best efforts to register for resale under the Securities Act of 1933 (a) all of the shares of the Company's Common Stock into which the Series C Shares are convertible and the Warrant is exercisable and (b) the shares of the Company's Common Stock which may be issued as dividends on the Series C Shares. The Company will use reasonable efforts to cause the registration statement to be declared effective within a reasonable time after its filing and to remain effective until the first anniversary of its effective date. The rights and obligations of the Company and Gottardo with respect to such registration shall be governed by the Registration Rights Agreement entered into between the Company and Gottardo, the form of which is attached as Exhibit G to this Agreement.

                                    ARTICLE X
                        SERVICING OF THE SERIES C SHARES

         10.1 TRANSFER OF FUNDS. In order to pay dividends on the Series C Shares, the Company will transfer such funds to Gottardo in freely disposable United States Dollars as may be required to make any payment of dividends on the Series C Shares. The receipt by Gottardo of the due and punctual payment of the funds shall release the Company of its obligations under the Series C Shares for the dividends to the extent of such payment.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 SURVIVAL. The representations and warranties set forth in Articles IV and V hereof shall survive the Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

         11.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Gottardo shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Company; provided, however, that Gottardo may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Gottardo will use its best efforts to advise the Company prior to making the disclosure).

         11.3 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel.

         11.4 ENTIRE AGREEMENT. This Agreement, including the Exhibits, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter.

         11.5 PARTIES IN INTEREST. The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

         11.6 AMENDMENT, CANCELLATION AND WAIVER. This Agreement and the Exhibits hereto may be amended modified, superseded or cancelled, and any of the terms hereof or thereof may be waived, only by a written instrument executed by the Company and Gottardo hereto or thereto, as the case may be, or, in the case of a waiver, by the party or parties waiving compliance. The failure of any party at any time or times to require performance of any provision hereof or of any Exhibit thereto shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or in any Exhibit hereto, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement or of the Exhibits hereto.

         11.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction

         11.8 NOTICES. All notices or other communications hereunder shall be in writing and shall be in the English language and shall be deemed given if delivered personally or by overnight courier, or telecopy or on the third (3rd) business day after mailing if mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

            (a)If to Company, to:             Authentidate Holding Corp.
                                              2165 Technology Drive
                                              Schenectady, New York  12308
                                              Attention: President
                                              Facsimile: (518) 346-3644

                     Copies to:               Goldstein & DiGioia, LLP
                                              369 Lexington Avenue
                                              New York, New York 10017
                                              Attention: Victor J. DiGioia
                                              Facsimile: (212) 557-0295


            (b)If to Banca Del Gottardo to:            Banca Del Gottardo
                                              Viale Stefano Franscini 8
                                              6901 Lugano, Switzerland
                                              Attn: Capital Markets Department
                                              Telex No.: 841 052
                                              Facsimile: 011-4191 808 1843

         11.9 CAPTIONS. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         11.11 ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder to any other Person, without prior written consent of the other parties.

         11.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties submit to the jurisdiction of the State of Delaware and its courts and waives any affirmative defenses based on lack of jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their signature as natural persons or by individuals by their duly authorized officers as of the date first written above.

                                            AUTHENTIDATE HOLDING CORP.


                                            By:
                                               ---------------------------------
                                                     Name: John T. Botti
                                                     Title:   President


                                            BANCA DEL GOTTARDO


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title: